Exhibit 23.10

Carl Pednault, ing.

Principal Mine Waste Engineer

WSP Canada Inc.

CONSENT OF QUALIFIED PERSON

I, Carl Pednault, state that I am responsible for preparing or supervising the preparation of parts of the amended technical report summary titled “SEC Technical Report Summary, Pre-Feasibility Study on the Whabouchi Mine, Nemaska, Quebec” with an original report date of 8 September, 2023 and amended on 14 November, 2023, as signed and certified by me (as amended, the “Technical Report Summary”).

Furthermore, I state that:

(a)	I consent, in connection with Arcadium Lithium plc’s registration statement on Form S-8, including any amendments thereto (the “Registration Statement”), to the incorporation by reference in the Registration Statement and use of the Technical Report Summary, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is included as an exhibit to the Current Report of Livent Corporation on Form 8-K filed with the SEC on November 15th, 2023 (the “TRS Form 8-K”), which TRS Form 8-K is incorporated by reference in the Registration Statement;

(b)	I consent to the use of my name in connection with the TRS Form 8-K, the Current Report of Livent Corporation on Form 8-K filed with the SEC on September 26, 2023 (the “Whabouchi Form 8-K”) and the Registration Statement, and to any quotation from or summarization in the Registration Statement, of the parts of the Technical Report Summary for which I am responsible;

(c)	I am responsible for authoring, and this consent pertains to, Sections 1.15.2, 1.23.6, 1.23.7, 15.1.9, 15.1.10, 17.5, 17.6 and 23.7 of the Technical Report Summary. I further confirm that I have read the Registration Statement, and that the descriptions and references to the Technical Report Summary in the documents incorporated by reference into the Registration Statement fairly and accurately reflect, in the form and context in which they appear, the information in the parts of the Technical Report Summary for which I am responsible.

Dated at Sherbrooke, Québec, Canada this 4th of January, 2024.

/s/ Carl Pednault
Signature of Qualified Person

Carl Pednault, ing. OIQ 135738

V1. 2021

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